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                                                                     EXHIBIT 1.1




                        2,200,000 Shares of Common Stock


                           PHYSICIANS' SPECIALTY CORP.

                             UNDERWRITING AGREEMENT


                               _________ __, 1997


SOUTHCOAST CAPITAL CORPORATION
BARINGTON CAPITAL GROUP, L.P.
c/o Southcoast Capital Corporation
277 Park Avenue
New York, N.Y.  10172

Ladies and Gentlemen:

         Physicians' Specialty Corp., a Delaware corporation ("PSC"), proposes, subject to the terms and conditions stated herein, to issue and sell to Southcoast Capital Corporation and Barington Capital Group, L.P. (the "Underwriters") an aggregate of 2,200,000 shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, PSC proposes to sell to the Underwriters, at the option of the Underwriters, up to an additional 330,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

1. Representations and Warranties of the Company Entities. PSC and each of the Subsidiaries (as defined below) (PSC and each Subsidiary each a "Company Entity" and together, the "Company Entities"), jointly and severally, represents and warrants to, as of the date hereof, the Closing Date and the Additional Closing Date (as defined below in Section 2(b) and 2(c), respectively), and agree with, the Underwriters that:

         (a) PSC has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed one or more amendments thereto, on Form S-1 (No. 333-17091), for the registration under the Securities Act of 1933, as amended (the "Act") of (i) the Firm Shares, (ii) the Additional Shares, (iii) the Underwriters' options to purchase an aggregate of 220,000 shares of Common Stock (the



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"Underwriters' Options"), and (iv) the shares of Common Stock issuable upon exercise of the Underwriters' Options (the "Underwriters' Stock"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or pursuant to Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

         (b) At the time of the effectiveness of the Registration Statement and the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, each of the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied and will comply in all material respects with the applicable provisions of the Act and the Regulations and does not and will not contain an untrue statement of a material fact and does not and will not omit to state any material fact required to be stated or necessary in order to make the statements therein not misleading. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the securities, has been issued by the Commission or the "blue sky" or securities authority of any jurisdiction and to the knowledge of any Company Entity, no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations), and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto when filed with the Commission complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection
(b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to PSC by or on behalf of any Underwriter through the Underwriters expressly for


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use therein. If Rule 434 of the Regulations is used, PSC will comply with the requirements of Rule 434.

         (c) Arthur Anderson, LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent certified public accountants as required by the Act and the Regulations.

         (d) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the entities purported to be represented thereby as of the dates indicated and the results of operations for the periods specified. Except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, are correct and complete, and are in accordance with the books and records of the Company Entities. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The "pro forma" and "as adjusted" financial information included in the Prospectus, fairly present the information purported to be shown therein at the dates thereof and for the respective periods covered thereby and all adjustments have been properly applied. No other financial statements are required by Form S-1, or otherwise, to be included in the Registration Statement or the Prospectus other than those included therein.

         (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of any Company Entities, individually or in the aggregate, whether or not arising from transactions in the ordinary course of business. Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, and except as described in the Registration Statement and the Prospectus, no Company Entity has (i) issued any securities or incurred or undertaken any liabilities or obligations, direct or contingent, that are, individually or in the aggregate, material to such Company Entity or
(ii) entered into any transaction or transactions not in the ordinary course of business that are, individually or in the aggregate, material to such Company Entity; (iii) declared or paid any dividend on or made any distribution of or with respect to any shares of capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of capital stock.

         (f) PSC has no subsidiaries, as defined in Rule 1-02(x) of Regulation S-X promulgated under the Act, other than PSC Management Corp., PSC Acquisition Corp., PSC Alabama, Inc., Atlanta Ear, Nose & Throat Associates, P.C., New Atlanta Ear, Nose & Throat Associates, P.C., ENT Center of Atlanta, Inc., Atlanta ENT Center for Physicians, Inc., Atlanta-AHP, Inc., Atlanta Head & Neck Surgery, P.C., Ear, Nose & Throat Associates, P.C., Metropolitan Ear, Nose & Throat, P.C. and W.J. Cornay, III, M.D., P.C. (each individually, a "Subsidiary", and collectively, the "Subsidiaries"). All of the capital stock of the Subsidiaries is owned by a Company Entity free and clear of all liens,


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security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts or other defects of title whatsoever. Each Company Entity has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each Company Entity is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, liabilities, operations, condition (financial or other) or, results of operations of any Company Entities, individually, or in the aggregate (a "Material Adverse Effect").

         (g) As of the Closing Date and taking into account the .6875 for 1 reverse stock split effected on November __, 1996 which has been fully and accurately described in the Prospectus (the "Reverse Split"), the authorized capital stock of PSC consists of 50,000,000 shares of Common Stock, of which 3,317,500 shares are outstanding and 10,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock") of which no shares are outstanding.

         (h) All of the outstanding securities of PSC and all of the outstanding securities of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonas-sessable without any personal liability attaching to the ownership thereof and were not issued and are not now in violation of or subject to any preemptive rights. Each of the Shares to be delivered on the Closing Date or any Additional Closing Date have been duly and validly authorized and, when delivered and sold by PSC in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not have been issued and will not be owned or held in violation of or be subject to any preemptive rights. The Underwriters will receive good title to the Shares purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts or other defects of title whatsoever.

         (i) The Common Stock, the Preferred Stock, the Firm Shares, the Additional Shares, the Underwriters' Options and the Underwriters' Stock conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (j) There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any shares of capital stock (or similar interests) of any Company Entity or any security or other instrument that by its terms is convertible into, exchangeable for or evidencing the right to purchase capital stock (or similar interests) of any Company Entity, except as described in the Registration Statement and the Prospectus. There is outstanding no material indebtedness, individually or in the aggregate, of any Company Entities, except as described in the Registration Statement and the Prospectus.



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         (k) Each Company Entity has all requisite corporate power and authority to execute, deliver and perform its respective obligations under each of (i) this Agreement, (ii) the certificates evidencing the Underwriters' Options (the "Underwriters' Option Agreement" and, together with this Agreement, the "Company Documents"), and (iii) the Physician Agreements (as defined below), to which it is a party, and PSC has all requisite corporate power and authority to issue, sell and deliver the Shares in accordance with the terms and conditions hereof. All necessary corporate proceedings of each Company Entity have been duly taken to authorize the execution, delivery, and performance by each Company Entity, respectively, of each of the Company Documents and Physician Agreements, to which it is or is to be a party. This Agreement has been duly and validly executed and delivered by each Company Entity and is a legal and binding obligation of each Company Entity, enforceable against each Company Entity in accordance with its terms. Each of the other Company Documents and each of the Physician Agreements has been and the transactions contemplated thereby have been duly and validly authorized by each Company Entity party thereto and is or, when executed and delivered by each such Company Entity, will be the legal, valid, and binding obligation of each such Company Entity, enforceable against each such Company Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity. The "Physician Agreements" shall include the Management Services Agreement by and among PSC, New Atlanta Ear, Nose & Throat Associates and PSC Management Corp. (the "Management Services Agreement"), the Asset Acquisition Agreement by and among PSC, Atlanta Ear, Nose & Throat Associates, P.C. and PSC Management Corp. (the "Asset Acquisition Agreement"), the Asset Acquisition Agreement by and among PSC, PSC Acquisition Corp., the ENT Networks (as defined in the Registration Statement) and Ramie A. Tritt, M.D. (the "Network Acquisition Agreement"), any other agreement entered into in connection with the Reorganization (as such term is defined in the Registration Statement) and any other contract, agreement, instrument, lease, license, arrangement or understanding to which any Company Entity is party that is material to the business or operations of any Company Entity, which agreements shall be listed in Exhibit A hereto.

         (l) The execution, delivery, and performance of the Company Documents or any of the Physician Agreements and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Company Entity pursuant to, any agreement, instrument, franchise, license or permit to which any Company Entity is a party, or which has been assumed by any Company Entity or by which their properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of any Company Entity or any law, statute, rule or regulation or any judgment, decree, or order of any court or any public, governmental or regulatory agency or body having jurisdiction over any Company Entity or any of their respective properties or assets.



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         (m) No Company Entity is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

         (n) Each Company Entity has all requisite power and authority and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, governmental or regulatory agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and to execute and deliver and to perform, upon entry into such agreements, its obligations under the Company Documents and the Physician Agreements, or to consummate the transactions contemplated thereby, except for the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the authorization of the Shares for quotation in the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ-NMS") and such filings and registrations as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters, all of which will be completed or obtained prior to the Closing. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any Company Entity is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of the Company Documents or any of the Physician Agreements.

         (o) No Company Entity has received any notification from any regulatory authority, including, without limitation, any health care regulatory authority, to the effect that any additional approval is required to be obtained by any Company Entity, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. No Company Entity has received any notice of proceedings relating to revocation or modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits.

         (p) The Underwriters' Stock is duly and validly authorized and reserved for issuance and, when issued and delivered upon exercise of the Underwriters' Options in accordance with the Underwriters' Option Agreement, will be validly authorized, duly and validly issued and outstanding, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Underwriters' Options will received good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts or other defects of title whatsoever.

         (q) No Company Entity nor to the best knowledge of any Company Entity, any other party, is, in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any contract which is material to the business of any Company Entity (a "Material Contract"), including, without limitation any Physician Agreements in effect as of the making of this representation. Each


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Material Contract is in full force and effect and is the legal, valid, and binding obligation of any Company Entity party thereto and is enforceable as to such Company Entity in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

         (r) There is no litigation, arbitration, claim or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, any Company Entities which individually or in the aggregate might result in a Material Adverse Effect or which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

         (s) Except as contemplated herein or therein or as may have been waived, no person or entity has any right of first refusal, preemptive right, right to any compensation, or other similar right or option, in connection with the proposed offering of the Shares for sale to the public as set forth in the Prospectus (the "Offering"), this Agreement, the Underwriters' Options or any of the transactions contemplated hereby or thereby.

         (t) Except for such violations or failures of compliance that, individually or in the aggregate, would not have a Material Adverse Effect, no Company Entity is, nor, to the best knowledge of the Company Entities, with the giving of notice or lapse of time or both will any Company Entity be, in violation of or non-compliance with the requirements of any permit material to the operation of the business of any Company Entity or the provisions of any law, rule, regulation, order, judgment or decree, including, but not limited to, all applicable federal, state and local laws and regulations relating to (i) zoning, land use, protection of the environment, human health and safety or the use, disposal or release of hazardous or toxic substances, wastes, pollutants or contaminants or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"); (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits; and (iii) the manufacture, packaging and marketing of foods and drugs including the Federal Food, Drug and Cosmetic Act, the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994, nor is any Company Entity required to take any action in order to avoid any such violation or default.

         (u) There is no pending or, to the best knowledge of the Company Entities, threatened, civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and similar foreign, state, or local laws) involving any Company Entity. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law



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or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, or similar foreign, state or local laws, which individually or in the aggregate would have a Material Adverse Effect.

         (v) Except as described in the Registration Statement and the Prospectus, no Company Entity owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually, or in the aggregate result in a Material Adverse Effect and no Company Entity is aware of any pending investigation which might lead to such a claim.

         (w) Except as described in the Registration Statement and the Prospectus, each Company Entity has, (i) good and marketable title to all real and personal properties owned by such Company Entity, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, and
(ii) valid, subsisting and enforceable leases for all real and personal properties leased by them, respectively, in each case, subject to such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect. No real property owned, leased, licensed or used by any Company Entity is located in an area that is, or to the best knowledge of the Company Entities will be, subject to zoning, use, or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing, or use of any real or personal property exists that would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company Entities as presently conducted or as the Prospectus indicates is contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

         (x) Each Company Entity owns or possesses, all patents, patent rights, licenses, inventions, copyrights, trademarks, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as now conducted and proposed to be conducted as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, except where the failure to own or possess such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. No Company Entity is aware of any infringement of, or conflict with, the asserted rights of others with respect to any Intellectual Property. To the best knowledge of the Company Entities, there is no infringement by others of any Intellectual Property of any Company Entity that, individually or in the aggregate, would have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, each Company Entity has registered the rights to each trademark, trade name and related logo


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disclosed in the Registration Statement and the Prospectus as possessed by it, in all jurisdictions in which such trademarks and logos are currently being or are contemplated to be used and in which such registration is currently permitted.

         (y) Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be and each such description is complete and accurate in all material respects.

         (z) Except as described in the Registration Statement and the Prospectus, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of any Company Entity because of the filing or effectiveness of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, except for such rights as have been legally and effectively waived.

         (aa) No Company Entity is, and upon consummation of the transactions contemplated hereby, none of them will be, subject to registration as an "investment company" as defined pursuant to the Investment Company Act of 1940.

         (ab) The Shares have been duly authorized for quotation on the NASDAQ-NMS, subject to notice of issuance.

         (ac) No Company Entity is a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or may in the future have, individually or in the aggregate, a Material Adverse Effect.

         (ad) Except as may be set forth in the Prospectus, no Company Entity has incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

         (ae) Each Company Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") and to maintain accountability for assets; (iii) the access to the assets of each Company Entity is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (af) Each Company Entity has filed all necessary Federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon. No Company Entity



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has knowledge of any tax deficiency which has been or could be asserted against it which, individually or in the aggregate, would have a Material Adverse
Effect.

         (ag) Other than as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of any Company Entity exists or, to the best knowledge of the Company Entities, is threatened that, individually or in the aggregate, would have a Material Adverse Effect and no Company Entity is aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that, individually or in the aggregate, would have a Material Adverse Effect.

         (ah) Each Company Entity is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company Entities are engaged. No Company Entity has reason to believe that it will not be able to renew existing insurance coverage from similar insurers, except as disclosed in the Registration Statement and the Prospectus.

         (ai) Except as disclosed in the Registration Statement and in the Prospectus, there are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K of the Commission involving any Company Entity or any other persons referred to in such Item 404, except for such transactions that would be considered immaterial under such Item 404.

         (aj) No Company Entity has, nor, to the best knowledge of any Company Entity, has any director, officer or employee of any Company Entity, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         (ak) No Company Entity nor any officer, director, or affiliate (as defined in the Regulations) of any Company Entity has taken, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

         (al) No Company Entity nor any affiliate of any Company Entity does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 Florida Statutes and PSC agrees to comply, and shall cause each Subsidiary to comply, with such Section if prior to the completion of the distribution of the Shares any Company Entity commences doing such business.

         (am) PSC has obtained from each director, officer and affiliate (as defined in the Regulations) of each Company Entity, and from each other person or entity who beneficially owned as of the effective date of the Registration Statement shares of Common Stock of PSC



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or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of PSC (each an "Original Stockholder"), enforceable written agreements, in form and substance satisfactory to counsel for the Underwriters, that for a period of 12 months from the effective date of the Registration Statement he will not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of PSC or any shares of capital stock or other securities of any Subsidiary (or securities or other instruments convertible into, exchangeable for, or evidencing the right to purchase shares of Common Stock or such capital stock or other securities of any Company Entity, including, without limitation, any shares of Common Stock or securities issuable under any outstanding stock options).

         (an) No Company Entity has, or will, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of PSC or any shares of capital stock or other securities of any Subsidiary (or any securities or other instruments convertible into, exchangeable for, or evidencing the right to purchase shares of Common Stock or such capital stock or other securities of any Company Entity, including, without limitation, any shares of Common Stock or securities issuable under any outstanding stock options).

         (ao) The businesses of the Company Entities, assuming the consummation of the Reorganization pursuant to the terms of the Entities' Agreements (as defined below) and the entry into such Entities' Agreements by each Company Entity party thereto and each of the other parties thereto, and the conduct of such businesses as contemplated therein, do not violate, and no Company Entity is otherwise in violation of, any health care statute, law, ordinance, decree, administrative or governmental rule or regulation applicable to it, including, without limitation, 42 U.S.C. Section 1395nn; 42 U.S.C. Section 1396b(s); 42 U.S.C. Section 1320a-7b(b), and those relating to reimbursement by government agencies and fraudulent or wrongful billings or any health care judgment, injunction, order or decree of any court or government entity or instrumentality of the United States of America having jurisdiction over any Company Entity. The "Entities Agreements" shall include the Management Services Agreement, the Asset Acquisition Agreement, the Network Acquisition Agreement, each of the physician participation agreements and each other agreement between any Company Entity and any physician, physician practice, health maintenance organization, provider network, managed care payor or any other health care provider, physician practice management company, managed care organization or payor (government or private), including those agreements entered into in connection with the Reorganization.

         (ap) Except as disclosed in the Prospectus, no Company Entity nor any employee or agent of any Company Entity has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, including, without limitation, any law, rule or regulation prohibiting fee-splitting or fees for the referral of patients.

         (aq) The businesses of the Company Entities as currently conducted and as proposed to be conducted pursuant to the description thereof in the Prospectus (i) do not involve the offer, payment, solicitation or receipt of remuneration in exchange for the referral or arranging for the referral of patients, or the referral of patients by physicians to entities in which such physicians have an ownership interest or compensation arrangement ("self-referral") in violation of the federal law, the laws of the State of Georgia or the laws of the State of Alabama, as such laws are presently in effect and interpreted by regulatory authorities in such jurisdictions, (b) do not constitute an arrangement subject to regulation under the insurance laws of the State of Georgia, as such laws are presently interpreted by regulatory authorities in such jurisdictions and (c) do not constitute the unauthorized practice of medicine under the laws of the State of Georgia, as such laws are presently interpreted by regulatory authorities in such jurisdictions. No individual with an ownership or control interest, as defined in 42 U.S.C. Section 1320a-3(a)(3), in any of the Company Entities or who is an officer, director or managing employee as defined in 42 U.S.C. Section 1320a-5(b), of any Company Entity is a person described in 42 U.S.C. Section 1320a-7(b)(8)(B).

         (ar) The businesses of the Company Entities as presently conducted, and the conduct of such businesses as contemplated by the terms of the Management Services Agreement, the Asset Acquisition Agreement, the Network Acquisition Agreement, each physician participation agreement and each of the Entities' Agreements and the performance thereof by each Company Entity party thereto and each of the other parties thereto, do not violate any statute, administrative or governmental rule or regulation applicable to such Company Entities or laws prohibiting the corporate practice of medicine, fee-splitting or fees for the referral of patients, or any ruling, judgment, injunction, order or decree of any court or government entity or instrumentality having jurisdiction over such Company Entities.

2.       Purchase, Sale and Delivery of the Shares.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, PSC agrees to issue and sell to the Underwriters an aggregate of 2,200,000 shares of Common Stock and each Underwriter agrees, severally and not jointly, to purchase from PSC, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, all at a purchase price per share of $_________ (the "Purchase Price").

         (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters and PSC, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) following the date of the effectiveness of the Registration Statement (or, if PSC has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time as shall be agreed upon by the Underwriters and PSC (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to PSC by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of PSC, as the case may be, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Closing Date. PSC will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         (c) In addition, PSC hereby grants to the Underwriters the option to purchase up to 330,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to PSC for the Firm Shares as set forth in this
Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the forty-fifth day following the date of the Prospectus, by written notice by the Underwriters to PSC. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Additional Closing Date. PSC will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         (d) The number of Additional Shares to be purchased by each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares, subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make.

         (e) Payment of the purchase price for, and delivery of certificates for the Additional Shares shall be made at the location for the Closing specified above or at such other location as may be agreed upon by the Underwriters and PSC. Payment shall be made to PSC by certified or official bank check or checks, in New York Clearing House or similar next day funds, payable to the order of PSC against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Additional Shares to be purchased by them. Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Additional Closing Date.

3. Offering. It is understood by the parties hereto that after the Registration Statement becomes effective, the Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

4. Covenants of the Company Entities. PSC and each Subsidiary, to the extent that the act or omission required or prohibited under such covenant is an act or omission of such Subsidiary, covenants and agrees with the Underwriters that:

         (a) If the Registration Statement has not yet been declared effective PSC will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible and to maintain its effectiveness. If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, PSC will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing. If PSC elects to rely on Rule 434, it will prepare and file a term sheet that complies with the requirements of Rule 434.

         PSC will promptly notify the Underwriters of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Underwriters' consent.

         PSC will promptly notify the Underwriters (and, if requested by the Underwriters, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by PSC of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose to enter, or enter, a stop order at any time, PSC will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

         (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or PSC include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, PSC will promptly notify the Underwriters and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

         (c) PSC will promptly deliver to the Underwriters three signed copies of the Registration Statement, including exhibits and all amendments thereto, and PSC will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request.

         (d) PSC will endeavor in good faith, in cooperation with the Underwriters and Underwriters' Counsel (as defined in Section 6), at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares in such jurisdictions as the Underwriters may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall PSC be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

         (e) PSC will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

         (f) For a period of 12 months from the effective date of the Registration Statement, no Company Entity shall, without the prior written consent of the Underwriters, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of any Company Entity (or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase shares of Common Stock or such capital stock or other securities) other than (A) PSC's issuance and sale of Shares in accordance with this Agreement, (B) the grant of options under PSC's 1996 Stock Option Plan which is properly described in the Prospectus, (C) the grant of options under PSC's 1996 Health Care Professionals Plan which is properly described in the Prospectus, (D) the issuance of Common Stock issuable upon the exercise of stock options and pursuant to the plans described in clauses (B) and (C) hereof, (D) the issuance of the Underwriters' Options, (E) the issuance of the Underwriters' Stock and (F) the issuance of shares in connection with any acquisition, to the extent that any such acquisition has been approved by PSC's Board of Directors and the Underwriters.

         (g) During a period of five years from the effective date of the Registration Statement, PSC will furnish to the Underwriters copies of (i) all reports to its stockholders; (ii) all reports, financial statements and proxy or information statements filed by PSC with the Commission or any national securities exchange; and (iii) such other information concerning PSC and its affairs as the Underwriters may reasonably request from time to time.

         (h) PSC will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

         (i) PSC will use its best efforts to cause the Shares to be included for quotation on the NASDAQ-NMS.

         (j) PSC shall comply with all registration, filing and reporting requirements of the Exchange Act and the rules and regulations thereunder, which may from time to time be applicable to PSC. PSC will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

         (k) PSC shall comply with all provisions of all undertakings contained in the Registration Statement.

         (l) PSC will not take, and will not allow any Subsidiary to take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by this Agreement, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

         (m) On or prior to the Closing Date, PSC shall sell to the Underwriters (or their designees) the Underwriters' Options to purchase an aggregate of 220,000 shares of Common Stock, which Underwriters' Options shall be evidenced by the Underwriters' Option Agreement in the form set forth as an exhibit to the Registration Statement.

         (n) Until expiration of the Underwriters' Options, PSC shall keep reserved sufficient shares of Common Stock for issuance upon exercise of the Underwriters' Options.

5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, PSC hereby agrees to pay all costs and expenses incident to the performance of the obligations of PSC hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto, the underwriting documents (including this Agreement and the Underwriters' Option Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, sale, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the registration and qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto (up to a maximum of $30,000), (iv) quotation of the Shares on the NASDAQ-NMS, (v) the reasonable fees and disbursements of the Underwriters in their sole discretion relating to all filings with the NASD, the Commission and the jurisdictions in which qualification is sought, (vi) the cost of printing certificates representing the Shares; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of PSC's legal counsel and accountants; (ix) the fees of an investigative search firm designated by the Underwriters to conduct a background check of the principals of PSC; (x) the costs (up to a maximum of $15,000) of placing "tombstone" advertisements in the national edition of The Wall Street Journal and other publications; and (xi) the costs of preparing a reasonable number of transaction "bibles" or "mementos."

6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject, in their discretion, to the accuracy of the representations and warranties of each Company Entity, herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Kramer, Levin, Naftalis & Frankel ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by PSC of its obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by the Underwriters. All post-effective amendments to the Registration Statement shall have become effective. If PSC shall have relied upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof. All filings required by Rule 424 of the Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the Commission or any state securities commission and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities commission.

         (b) At the Closing Date and any Additional Closing Date, the Underwriters shall have received the opinion of Bachner, Tally, Polevoy & Misher, LLP, counsel for PSC, dated the date of delivery, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) At the time of the effectiveness of the Registration Statement and the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the date hereof, each of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) complied and comply in all material respects with the applicable provisions of the Act and the Regulations.

                  (ii) The Registration Statement is effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the securities, has been issued by the Commission or the "blue sky" or securities authority of any jurisdiction and to the knowledge of any Company Entity, no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                  (iii) When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations), and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto when filed with the Commission complied in all material respects with the applicable provisions of the Act and the Regulations.

                  (iv) All of the capital stock of the Subsidiaries is owned by a Company Entity free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts or other defects of title whatsoever. Each Company Entity has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each Company Entity is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing will not, individually or in the aggregate, have a Material Adverse Effect.

                  (v) As of the Closing Date and taking into account the Reverse Split, the authorized capital stock of PSC consists of 50,000,000 shares of Common Stock, of which 3,317,500 shares are outstanding and 10,000 shares of Preferred Stock of which no shares are outstanding. All of the outstanding securities of PSC, and all of the outstanding securities of the Subsidiaries, are duly and validly authorized and issued, are fully paid and nonassessable without any personal liability attaching to the ownership thereof and were not issued and were or are not owned or held in violation of or subject to any preemptive rights. Each of the Shares to be issued, delivered and sold on the Closing Date or any Additional Closing Date have been duly and validly authorized and, when delivered by PSC in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not have been issued and will not be owned or held in violation of or subject to any preemptive rights. Upon delivery of and payment for the Shares by the Underwriters in accordance with this Agreement, each Underwriter will receive good title to the Shares purchased by it, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts or other defects of title whatsoever. The Common Stock, the Preferred Stock, the Firm Shares, the Additional Shares, the Underwriters' Options and the Underwriters' Stock conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (vi) To such counsel's knowledge, there is no commitment, plan, or arrangement to issue and no outstanding option, warrant or other right calling for the issuance of any share of capital stock (or similar interests) of any Company Entity, or any security or other instrument that by its terms is convertible into, exchangeable for, or evidencing the right to purchase capital stock or other securities of any Company Entity, except as described in the Registration Statement and the Prospectus.

                  (vii) Each Company Entity has all requisite corporate power and authority to execute, deliver and perform its respective obligations under each of the Company Documents and each of the Physician Agreements to which it is a party, and PSC has all requisite corporate power and authority, to issue, sell and deliver the Shares in accordance with the terms and conditions hereof. All necessary corporate proceedings of each Company Entity have been duly taken to authorize the execution, delivery, and performance by each Company Entity, respectively, of each of the Company Documents and Physician Agreements, to which it is or is to be a party. This Agreement has been duly and validly executed and delivered by each Company Entity and is a legal and binding obligation of each Company Entity, enforceable against each Company Entity in accordance with its terms.

                  (viii) Each Company Document and each of the Physician Agreements entered into as of the date hereof has been, and the transactions contemplated thereby have been duly and validly authorized, executed and delivered by each Company Entity party thereto, and is a legal, valid and binding obligation of each such Company Entity, enforceable against each such Company Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

                  (ix) The execution, delivery, and performance of the Company Documents or any of the Physician Agreements and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Company Entity pursuant to, any agreement, instrument, franchise, license or permit to which any Company Entity is a party, or which has been assumed by any Company Entity or by which their properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of any Company Entity or any law, statute, rule or regulation or any judgment, decree, or order of any court or any public, governmental or regulatory agency or body having jurisdiction over any Company Entity or any of their respective properties or assets.

                  (x) No Company Entity is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

                  (xi) Each Company Entity has all requisite power and authority and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, governmental or regulatory agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and to execute and deliver and to perform, upon entry into such agreements, its obligations under the Company Documents and the Physician Agreements, or to consummate the transactions contemplated thereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act and the Exchange Act and from NASDAQ-NMS. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding known to such counsel and listed as an Exhibit to the Registration Statement, to which any Company Entity is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of any of the Company Documents or any of the Physician Agreements.

                  (xii) No Company Entity has received any notification from any regulatory authority, including, without limitation, any health care regulatory authority, to the effect that any additional approval is required to be obtained by any Company Entity, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. To such counsel's knowledge, no Company Entity has received any notice of proceedings relating to revocation or modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits.

                  (xiii) the Underwriters' Stock is duly and validly authorized and reserved for issuance, and when issued and delivered upon exercise of the Underwriters' Options in accordance with the Underwriters' Option Agreement, will be validly authorized, duly and validly issued and outstanding, fully paid, and nonassessable, without any personal liability attaching to ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Underwriters' Options will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts or other defects of title whatsoever.

                  (xiv) To such counsel's knowledge, no Company Entity nor any other party, is, in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any Material Contract, including, without limitation any Physician Agreements in effect as of the date hereof. Each Material Contract is in full force and effect and is the legal, valid, and binding obligation of any Company Entity party thereto and is enforceable as to such Company Entity in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

                  (xv) To such counsel's knowledge, there is no litigation, arbitration, claim or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, any Company Entities which individually or in the aggregate might result in a Materially Adverse Effect or which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                  (xvi) Any right of first refusal, preemptive right, right to compensation, or other similar right or option, in connection with the Offering, this Agreement or the Underwriters' Options or any of the transactions contemplated hereby or thereby known to such counsel and not contemplated by the Offering, this Agreement or the Underwriters' Options has been effectively waived.

                  (xvii) Except for such violations or failures of compliance that, individually or in the aggregate, would not have a Material Adverse Effect, no Company Entity is, nor, to such counsel's knowledge, with the giving of notice or lapse of time or both will any Company Entity be, in violation of or non-compliance with the requirements of any permit material to the operation of the business of any Company Entity or the provisions of any law, rule, regulation, order, judgment or decree, including, but not limited to, all applicable federal, state and local laws and regulations relating to Environmental Laws; (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits; and
         (iii) the manufacture, packaging and marketing of foods and drugs including the Federal Food, Drug and Cosmetic Act, the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994, nor is any Company Entity required to take any action in order to avoid any such violation or default.

                  (xviii) There is no pending or, to such counsel's knowledge, threatened, civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and similar foreign, state, or local laws) involving any

         Company Entity. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, or similar foreign, state or local laws, which individually or in the aggregate would have a Material Adverse Effect.

                  (xix) Except as described in the Registration Statement and the Prospectus, no Company Entity owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, result in a Material Adverse Effect and no Company Entity is aware of any pending investigation which might lead to such a claim.

                  (xx) Except as described in the Registration Statement and the Prospectus, each Company Entity has, (i) good and marketable title to all real and personal properties owned by such Company Entity, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, and (ii) valid, subsisting and enforceable leases for all real and personal properties leased by them, respectively, in each case, subject to such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect. No real property owned, leased, licensed or used by any Company Entity is located in an area that is, or to the best knowledge of such counsel will be, subject to zoning, use, or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing, or use of any real or personal property exists that would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company Entities as presently conducted or as the Prospectus indicates is contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

                  (xxi) Each Company Entity owns or possesses, all Intellectual Property necessary to conduct its business as now conducted and proposed to be conducted as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, except where the failure to own or possess such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. To such counsel's knowledge, such Intellectual Property does not infringe, or conflict with, the asserted rights of others. To the best of such counsel's knowledge, there is no infringement by others of any Intellectual Property of any Company Entity that, individually or in the aggregate, would have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, each Company Entity has registered the rights to each trademark, trade name and related logo disclosed in the Registration Statement and the Prospectus as possessed by it, in all jurisdictions in which such trademarks and logos are currently being or are contemplated to be used and in which such registration is currently permitted.

                  (xxii) To such counsel's knowledge, each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be and each such description is complete and accurate in all material respects.

                  (xxiii) To such counsel's knowledge, except as described in the Registration Statement and the Prospectus, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of any Company Entity because of the filing or effectiveness of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, except for such rights as have been legally and effectively waived.

                  (xxiv) No Company Entity is, and upon the consummation of the transactions contemplated by this Agreement none of them will be, an "investment company" as defined pursuant to the Investment Company Act of 1940.

                  (xxv) The Shares are duly authorized for quotation on the NASDAQ-NMS, subject to notice of issuance.

                  (xxvi) The form of certificates for the Shares conforms to the requirements of the applicable laws of the State of Delaware.

                  (xxvii) Other than statements summarizing the provisions of laws, rules, regulations orders, judgments or decrees relating to the regulation by federal, state and local governmental and regulatory bodies of the physician practice management business and the practice of medicine contained in the sections of the Prospectus captioned ______________, which are the subject of the opinion of Reed Smith Shaw & McCloy, described in Section 6(c) below, insofar as statements in the Prospectus purport to summarize the nature and status of litigation or the provisions of laws, rules, regulations, orders, judgments or decrees, legal proceedings or the terms of any contracts or permits, such statements have been prepared or reviewed by such counsel and are correct in all material respects and are fair summaries of the matters referred to therein.

         In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company Entities, representatives of the independent public accountants for the Company Entities and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date (or the Additional Closing Date, as the case may be) as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date (or the Additional Closing Date, as the case may be) as of the date of such amendment or supplement) and as of the Closing Date (or the Additional Closing Date, as the case may be) contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, laws of the State of Delaware, laws of the State of New York and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws, which opinion or opinions shall be addressed to the Underwriters; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company Entities and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company Entities, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company Entities shall state that the opinion of any such other counsel is in scope, form and substance satisfactory to such counsel and, in their opinion, the Underwriters and they are justified in relying thereon.

         (c) At the Closing Date and any Additional Closing Date, the Underwriters shall have received the opinion of Reed Smith Shaw & McCloy, regulatory counsel for the Company Entities, dated the date of delivery, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) The businesses of the Company Entities, assuming the consummation of the Reorganization, as contemplated by the terms of the Entities' Agreements and the entry into such Entities' Agreements by each Company Entity party thereto and each of the other parties thereto, and the conduct of such businesses as contemplated therein, do not violate, and no Company Entity is otherwise in violation of, any health care statute, law, ordinance, decree, administrative or governmental rule or regulation applicable to it, including, without limitation, 42 U.S.C. Section 1395nn; 42 U.S.C.
         Section 1396b(s); 42 U.S.C. Section 1320a-7b(b), and those relating to reimbursement by government agencies and fraudulent or wrongful billings or any health care judgment, injunction, order or decree of any court or government entity or instrumentality of the United States of America having jurisdiction over any Company Entity.

                  (ii) Except as disclosed in the Registration Statement and the Prospectus, no Company Entity nor any employee or agent of any Company Entity has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, including, without limitation, any law, rule or regulation prohibiting fee-splitting or fees for the referral of patients.

                  (iii) The businesses of the Company Entities as currently conducted and as proposed to be conducted pursuant to the description thereof in the Prospectus (i) do not involve the offer, payment, solicitation or receipt of remuneration in exchange for the referral or arranging for the referral of patients, or the referral of patients by physician to entities in which such physicians have an ownership interest or compensation arrangement in violation of the federal law, the laws of the State of Georgia or the laws of the State of Alabama, as such laws are presently in effect and interpreted by regulatory authorities in such jurisdictions, (b) do not constitute an arrangement subject to regulation under the insurance laws of the State of Georgia, as such laws are presently interpreted by regulatory authorities in such jurisdictions and (c) do not constitute the unauthorized practice of medicine under the laws of the State of Georgia, as such laws are presently interpreted by regulatory authorities in such jurisdictions. No individual with an ownership or control interest, as defined in 42 U.S.C. Section 1320a-3(a)(3), in any Company Entity or who is an officer, director or managing employee as defined in 42 U.S.C. Section 1320a-5(b), of any Company Entity is a person described in 42 U.S.C.
         Section 1320a-7(b)(8)(B).

                  (iv) The businesses of the Company Entities as presently conducted, and the conduct of such businesses as contemplated by the terms of the Management Services Agreement, the Asset Acquisition Agreement, the Network Acquisition Agreement, each physician participation agreement and each of the Entities' Agreements and the performance thereof by each Company Entity party thereto and each of the other parties thereto, do not violate any statute, administrative or governmental rule or regulation applicable to such Company Entities or laws prohibiting the corporate practice of medicine, fee-splitting or fees for the referral of patients, or any ruling, judgment, injunction, order or decree of any court or government entity or instrumentality having jurisdiction over such Company Entities.

                  (v) To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened against, or involving the properties or business of, any Company Entities is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                  (vi) Each Company Entity is duly licensed or authorized in each jurisdiction where it is required to be so licensed or authorized to conduct its business; each Company Entity has all other necessary consents, approvals, permits, licenses, franchises and authorizations of and from all regulatory authorities to conduct its business as presently conducted and to perform its obligations under the Management Services Agreement, the Asset Acquisition Agreement, the Network Acquisition Agreement, each of the physician participation agreements and each of the Entities' Agreements and, to the knowledge of such counsel after reasonable inquiry, no Company Entity has received any notification from any regulatory authority, including, without limitation, any health care regulatory authority, to the effect that any additional approval is required to be obtained by any Company Entity.

                  (vii) The statements in the Registration Statement or any amendment or supplement thereto or the Prospectus or any amendment or supplement thereto or the Rule 430A Prospectus or any amendment or supplement thereto, insofar as they refer to legal statutes, other statements of law or legal conclusions relating to the health care industry, are accurate and present fairly the information required to be shown.

                  In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company Entities, representatives of the independent public accountants for the Company Entities and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof or supplement thereto, made prior to the Closing Date (or the Additional Closing Date, as the case may be) as of the date of such amendment or supplement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date (or the Additional Closing Date, as the case may be) as of the date of such amendment or supplement) and as of the Closing Date (or the Additional Closing Date, as the case may be) contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

         (d) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably require, and PSC shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) At the Closing Date, and any Additional Closing Date, the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of PSC, and to the extent clauses (ii), (iii) and
(iv) apply to any Subsidiary, a certificate of the chief executive officer and of the chief financial officer of such Subsidiary, in each case dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company Entities set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of each Company Entity to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company Entities, either individually or in the aggregate, have not sustained any material loss or interference with their business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company Entities, individually, or in the aggregate, except in each case as described in or contemplated by the Registration Statement and the Prospectus.

         (f) At the time this Agreement is executed, at the Closing Date and as of any Additional Closing Date, the Underwriters shall have received a letter, from Arthur Anderson, LLP, independent public accountants for the Company Entities, dated, respectively, as of the date of this Agreement, as of the Closing Date and as of any Additional Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters, to the effect that:
(i) they are independent certified public accountants with respect to the Company Entities within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company Entities included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of an audit for the year ended December 31, 1996 of the consolidated financial statements of the Company Entities as of December 31, 1996, a reading of the latest available unaudited consolidated financial statements of the Company Entities, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company Entities and the committees of such boards subsequent to ___________, 199_, inquiries of officers and other employees of the Company Entities who have responsibility for financial and accounting matters of the Company Entities with respect to transactions and events subsequent to __________, 199_, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the consolidated financial statements and schedules of the Company Entities presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles, (B) with respect to the period subsequent to December 31, 1996 there were, as of the date of the most recent available monthly unaudited consolidated financial statements of the Company Entities, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company Entities or any decrease in the net current assets or stockholders' equity of the Company Entities, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter, (C) during the period from January 1, 1997 to the date of the most recent available monthly unaudited consolidated financial statements of the Company Entities, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (D) the unaudited pro forma consolidated financial information of the Company Entities included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial information; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company Entities set forth in the Registration Statement and the Prospectus, which have been specified by the Underwriters prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company Entities or from schedules furnished by the Company Entities, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by the Underwriters set forth in such letter, and found them to be in agreement.

         (g) Prior to the Closing Date or any Additional Closing Date, the Company Entities shall have furnished to the Underwriters such further information, certificates, opinions, and documents as the Underwriters may reasonably request.

         (h) The Underwriters shall have received from each person who is a director, officer or affiliate (as defined in the Regulations) of any Company Entity, and from each Original Stockholder, enforceable written agreements, in form and substance satisfactory to counsel for the Underwriters, to the effect that for a period of 12 months from the effective date of the Registration Statement, such person will not, without the Underwriters' prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of (or announce any offer, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or other securities of any Company Entity (or securities or other instruments convertible into, exchangeable for, or evidencing the right to purchase shares of Common Stock or such capital stock or other securities of any Company Entity, including without limitation, any shares of Common Stock or securities issuable under any outstanding stock option).

         (i) At the Closing Date, the Shares shall have been approved for quotation on the NASDAQ-NMS.

         (j) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Firm Shares and the Additional Shares shall be satisfactory in form and substance to you and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Sections 6(b) and 6(c), respectively, and with respect to such other related matters, as you may reasonably request.

         (k) The NASD, upon review of the terms of the public offering of the Firm Shares and the Additional Shares, shall not have objected to the Underwriters' participation in such offering.

         (l) Prior to or on the Closing Date, the PSC shall have entered into the Underwriters' Option Agreement with the Underwriters.

         (m) Prior to or on the Closing Date, PSC shall have provided to you copies of the agreements referred to in Section 1(aj).

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Underwriters at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to PSC in writing, or by telephone, telex or telegraph, confirmed in writing and shall specify the reason for such cancellation.

7.       Indemnification.

         (a) PSC, and each Subsidiary, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed, or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company Entities will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to PSC by or on behalf of any Underwriter through the Underwriters expressly for use therein. This indemnity agreement will be in addition to any liability which the Company Entities may otherwise have including under this Agreement.

         (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company Entities, each of the directors of the Company Entities, each of the officers of the Company Entities who shall have signed the Registration Statement, and each other person, if any, who controls the Company Entities within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed, or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to PSC by or on behalf of any Underwriter through the Underwriters expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company Entities acknowledge that for all purposes of this Agreement, the statements set forth in the last paragraph of the cover page and in the ______ paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing to PSC by or on behalf of any Underwriter through the Underwriters expressly for use in the Registration Statement as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 or otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified there-under, the Company Entities, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company Entities any contribution received by the Company Entities from persons, other than the Underwriters, who may also be liable for contribution, including persons who control any Company Entity within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of PSC who signed the Registration Statement and directors of any Company Entity) as incurred to which the Company Entities and one or more of the Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company Entities and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of PSC and the respective Subsidiaries, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company Entities, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received in the case of the Company Entities and (y) the underwriting discounts and commissions received in the case of the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company Entities, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Company Entity, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8 and the preceding sentence, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls any Company Entity within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of PSC who shall have signed the Registration Statement and each director of each Company Entity shall have the same rights to contribution as such Company Entity, as the case may be, subject in each case to clauses (i) and (ii) of this
Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

9.       Default by an Underwriter.

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Underwriters pursuant to subsection (c) below) exceed, in the aggregate, 10% of the number of Firm Shares or Additional Shares, as the case may be, such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriter in proportion to the respective proportion which the numbers of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriter.

         (b) If a default by any Underwriter or Underwriters relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Underwriters may in their discretion arrange for the Underwriters or for another party or parties to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Underwriters do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of PSC to sell the Additional Shares shall thereupon terminate, without liability on the part of PSC with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriter and PSC for damages occasioned by its or their default hereunder.

         (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriter, or are to be purchased by another party or parties as aforesaid, the Underwriters or PSC and the respective Subsidiaries shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and PSC agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company Entities contained in this Agreement, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company Entities, and any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

11.      Effective Date of Agreement; Termination.

         (a) This Agreement shall become effective, upon the later of when (i) the Underwriters and PSC shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to PSC or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by PSC by notifying the Underwriters or by the Underwriters notifying PSC. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

         (b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the Underwriters opinion will in the immediate future materially disrupt, the market for PSC's securities or securities in general; or (ii) if trading on the New York or American Stock Exchanges or in the NASDAQ-NMS or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges, or on the NASDAQ-NMS by the NASDAQ-NMS or by order of the Commission or any other governmental authority having jurisdiction; (iii) trading in the Shares shall have been suspended by the Commission, by any exchange that lists the Shares or by the NASDAQ-NMS; (iv) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially ad-versely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (v) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions and if the effect of any such event in (A) or (B) in the Underwriters' judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

         (c) Any notice of termination pursuant to this Section 11 shall be by telephone or telecopy, confirmed in writing by letter.

         (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by the Underwriters as provided in Section 11(a) hereof or (ii) Section 9 or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of any Company Entity to perform any agreement herein or comply with any provision hereof, the Company Entities will, jointly and severally, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith, up to an aggregate of $125,000, and, for a period of one year subsequent to such termination, if any Company Entity, or any affiliate or successor to the Company Entities is involved in any private placement, merger, acquisition or sale of any securities (other than pursuant to a public offering), acquisition or sale of assets not in the ordinary course of business, joint venture or other similar transaction (any of the foregoing, a "Transaction"), or enters into an agreement with respect thereto, the Company Entities shall pay to Barington Capital Group, L.P. a fee equal to the sum of
(i) 5% of the first five million dollars of consideration paid in any Transaction, (ii) 4% of the next two million dollars of consideration paid in any Transaction, (iii) 3% of the next two million dollars of consideration paid in any Transaction, (iv) 2% of the next two million dollars of consideration paid in any Transaction, and (v) 1% of any consideration paid in any Transaction in excess of eleven million dollars, such fee to be paid at the closing of the Transaction to which it relates. The amount of consideration paid in a Transaction shall include, for purposes of calculating such fee, all forms of consideration paid to any Company Entity, affiliate or successor, or received by any Company Entity, its or their stockholders, or affiliate, including, but not limited to, cash, stock or evidences of indebtedness, or any combination thereof.

12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Southcoast Capital Corporation, 277 Park Avenue, New York, NY 10172, Attention:_____________; if sent to any Company Entity, shall be mailed, delivered, or telegraphed and confirmed in writing to Physicians Specialty Corp., 5555 Peachtree Dunwoody Road, Suite 235, Atlanta, Georgia 30342.

13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company Entities and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         If the foregoing correctly sets forth the understanding among the Underwriters and the Company Entities please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                 Very truly yours,

                                 PHYSICIANS' SPECIALTY CORP.



                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 PSC MANAGEMENT CORP.



                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 PSC ACQUISITION CORP.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 PSC ALABAMA, INC.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 ATLANTA EAR, NOSE & THROAT
                                  ASSOCIATES, P.C.



                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 NEW ATLANTA EAR, NOSE & THROAT
                                  ASSOCIATES, P.C.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 ENT CENTER OF ATLANTA, INC.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 ATLANTA ENT CENTER, INC.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 ATLANTA AHP, INC.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 ATLANTA HEAD & NECK SURGERY, P.C.



                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 EAR, NOSE & THROAT ASSOCIATES, P.C.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 METROPOLITAN EAR NOSE & THROAT,
                                 P.C.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 W.J. CORNAY, III, M.D., P.C.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

Accepted as of the date first above written.
New York, New York

SOUTHCOAST CAPITAL CORPORATION


By:
   -----------------------------
   Calvin L. Chrisman, Managing
    Director


BARINGTON CAPITAL GROUP, L.P.
By:      LNA CAPITAL CORP.,
           General Partner


By:
   -----------------------------
   Marc Cooper, Executive Vice-
    President

                                   SCHEDULE I

                                                                                                         Number of
                                                                                                         Shares to be
Name of Underwriter                                                                                      Purchased
-------------------                                                                                      ---------
Southcoast Capital Corporation...............................................................

Barington Capital Group, L.P.................................................................
                                                                                                         -------------

                  Total......................................................................                2,200,000